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                                                                 EXHIBIT (a)(5)



                         R&B FALCON PIK PREFERRED
                         TENDER




                         Discussion Materials
                         October 17, 2000



MORGAN STANLEY DEAN WITTER

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R&B FALCON PIK PREFERRED
TENDER


o    THE SECURITY WILL BECOME CASH PAY UPON COMPLETION OF THE ACQUISITION

o    CONVERSION TO CASH PAY PRODUCES A SIGNIFICANT PRICING IMPACT

o THE CLAWBACK PROVISION FURTHER REDUCES THE EXPECTED VALUE TO HOLDERS OF RETAINING THE PREFERRED TO CALL DATE



PRICING IMPACT OF PIK VERSUS CASH PAY
================================================================================

o BASED ON THE MATHEMATICAL BOND CALCULATIONS AND CURRENT MARKET CONDITIONS, PRICING THE TENDER AS A CASH PAY INSTRUMENT AT A SPREAD OF T+0 BP WOULD PRODUCE A TENDER PRICE OF 131.19%

o COMBINING THE TENDER WITH THE EQUITY CLAWBACK WOULD PRODUCE A BLENDED PRICE OF 126.27% TO PREFERRED HOLDERS


TERMS                                    TENDER ASSUMPTIONS
o    Discount Yield/Coupon: 13.875%      o    Assumed Settlement Date: 12/01/2000

o    Call Date: 05/01/2004               o    Assumed First Cash Pay Date: 05/01/2001

o    Call Price: 106.9375%               o    US Treasury Yield to Call: 5.90%

o    Clawback Amount: $105,000,000       o    Principal as of 11/01/2000: $369,343,100

o    Clawback Price: 113.875%            o    Percentage of PIK Clawed: 28.4%


SPREAD TO UST (BP)    YIELD TO CALL    REMAIN PIK TO CALL DATE     CASH PAY TO CALL DATE(*)    BLENDED PIK       BLENDED CASH PAY
------------------    -------------    -----------------------     ------------------------    -----------       ----------------
T-100                    4.900%                145.95%                      135.07%               136.83%               129.05%
T-50                     5.400%                143.51%                      133.11%               135.08%               127.65%
-----                    -----                 ------                       ------                ------                ------
T+0                      5.900%                141.11%                      131.19%               133.37%               126.27%
-----                    -----                 ------                       ------                ------                ------
T+50                     6.400%                138.75%                      129.30%               131.68%               124.91%
T+100                    6.900%                136.44%                      127.44%               130.03%               123.58%
T+150                    7.400%                134.17%                      125.61%               128.40%               122.27%
T+200                    7.900%                131.94%                      123.81%               126.80%               120.98%
=====                    =====                 ======                       ======                ======                ======

NOTE All prices reflect current market conditions and are subject to change. Pricing assumes US Treasury yield to call of 5.90%.



MORGAN STANLEY DEAN WITTER                                                    1

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R&B FALCON PIK PREFERRED
TENDER


o        PRIOR TO THE MERGER ANNOUNCEMENT, THE SECURITIES WERE TRADING AT 115% -
         118%

o        INVESTORS REJECTING THE TENDER OFFER ARE EXPOSED TO THE FOLLOWING
         EVENTS:

         1)    A PORTION OF THEIR POSITION BEING CLAWED AT 113.875%

         2) SECURITY ASSUMED BY RIG SUBSIDIARY; NON-CLAWED PREFERRED SECURITY'S ESTIMATED TRADING PRICE WOULD BE 123% - 125% (ASSUMING BBB RATINGS)

         3) ACQUISITION NOT COMPLETED; THE SECURITY'S PRICE WOULD RETREAT TO PRE-MERGER LEVELS


ECONOMIC RATIONALE FOR PREFERRED HOLDERS
================================================================================


PRICING COMPARISON                                                  PRICE (% PAR)    PRICE (% PAR)    PRICE (% PAR)
------------------                                                  -------------    -------------    -------------
Est Price if Acquisition Not Completed                                 116.08%

Blended Value Including Clawback                                       115.45%
                                                                       ------

Est Price if Acquisition Completed, Preferred Remains Outstanding                       123.81%

Blended Value                                                                           120.98%
                                                                                        ------
Tender Price T + 0, Cash Pay on 05/01/2001                                                              131.19%

Blended Value                                                                                           126.27%
                                                                                                        ------

NOTE All prices reflect current market conditions and are subject to change.
     Pricing assumes US Treasury yield to call of 5.90%.



MORGAN STANLEY DEAN WITTER                                                    2

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R&B FALCON PIK PREFERRED
TENDER




TENDER PRICING RATIONALE
================================================================================

o The majority of High Yield tenders are priced at T + 50 bp to the first call date

o Because no covenant restrictions exist that prevent the acquiror from converting the preferreds to cash pay, it is justified to price the tender as a cash pay security

o Preferred holders are receiving appropriate compensation for the following reasons:

     - pricing the tender at T + 0 bp represents a greater tender premium than traditionally received

     - the issuer's and the acquiror's willingness to purchase all the securities at the tender price and potentially forego using the equity clawback to purchase securities at 113.875%

     - the acquisition is not is conditional upon bondholder consent and, thus, preferred holders' actual negotiating leverage is less than in a traditional conditional High Yield tender

o The August 1998 tender for Teleport Communications Group's 11.125% senior discount notes due July 1, 2007 (zero coupon until July 1, 2001) represents the best precedent transaction to the PIK preferreds

     -    AT&T acquired Teleport in 1998

     - the tender was priced at T+12.5 bp to the call date on a cash pay basis

     - negotiations with bondholders were hostile due to the difference in tender price based on PIK pay versus cash pay

     -    after extensive negotiations, the transaction was completed


NOTE All prices reflect current market conditions and are subject to change.
     Pricing assumes US Treasury yield to call of 5.90%.



MORGAN STANLEY DEAN WITTER                                                    3

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R&B FALCON PIK PREFERRED
TENDER




SUMMARY
================================================================================

o MSDW understands that both the issuer's and acquiror's desire is to retire 100% of the outstanding PIK Preferred is based on the following factors:

     - positive EPS impact (approximately $0.21/share) of retiring the Preferred

     -    eliminate restrictive covenants

     - eliminate the need to exchange these securities into debt after the acquisition

o The following current market factors could also have an impact on the tender negotiations:

     -    pricing impact of valuing the PIK Preferred on a cash pay basis

     -    recent unwillingness for holders to sell bonds at 128%

     - tendency for bondholders to attempt negotiating for greater tender premiums at any price

     -    precedent set by Teleport/AT&T transaction

o While Morgan Stanley and Goldman Sachs have not made the final determination of the price at which to launch the tender offer, the preliminary joint recommendation will be most likely in the area of 130%

o A tender price of 130% is equivalent to clawing $105mm at 113.875% and tendering for the remaining securities at a tender price of 136.44%.


NOTE All prices reflect current market conditions and are subject to change.
     Pricing assumes US Treasury yield to call of 5.90%.



MORGAN STANLEY DEAN WITTER                                                    4

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R&B FALCON PIK PREFERRED
TENDER



CASH FLOW COMPARISON OF PIK VS. CASH PAY
================================================================================


Original Principal     $300,000,000     Settlement             12/1/2000                                   12/1/2000
Dividend                    $13.875%    Current Principal   $369,343,100        Current Principal       $369,343,100
Call Date                  5/1/2004
                                                                                    Cash Pay Date           2/1/2001
Issue Date                4/22/1999                                                Cash Principal       $382,154,689
First PIK               $11,446,875                                              Principal Called       $408,666,670
Call Price                 106.9375%               YIELD            5.90%
Principal Called       $636,632,566                 PVCF    $521,172,747                     PVCF       $484,540,622
                                                   PRICE %        141.11%                   PRICE %           131.19%
Clawback Princ.        $105,000,000
Clawback Price             113.8750%

                                                                                                       CONVERT TO CASH
                       PIK PRINCIPAL                              REMAIN PIK                                        8/1
11/1/2000              $369,343,100
12/1/2000              $369,343,100            12/1/2000                                12/1/2000
2/1/2001               $382,154,689             2/1/2001                                 2/1/2001                   $0
5/1/2001               $395,410,679             5/1/2001                                 5/1/2001          $13,255,991
8/1/2001               $409,126,487             8/1/2001                                 8/1/2001          $13,255,991
11/1/2001              $423,318,062            11/1/2001                                11/1/2001          $13,255,991
2/1/2002               $438,001,908             2/1/2002                                 2/1/2002          $13,255,991
5/1/2002               $453,195,099             5/1/2002                                 5/1/2002          $13,255,991
8/1/2002               $468,915,304             8/1/2002                                 8/1/2002          $13,255,991
11/1/2002              $485,180,803            11/1/2002                                11/1/2002          $13,255,991
2/1/2003               $502,010,512             2/1/2003                                 2/1/2003          $13,255,991
5/1/2003               $519,424,002             5/1/2003                                 5/1/2003          $13,255,991
8/1/2003               $537,441,522             8/1/2003                                 8/1/2003          $13,255,991
11/1/2003              $556,084,025            11/1/2003                                11/1/2003          $13,255,991
2/1/2004               $575,373,190             2/1/2004                                 2/1/2004          $13,255,991
5/1/2004               $595,331,447             5/1/2004           $636,632,566.00       5/1/2004         $421,922,661



                       DISC. FACTOR                 DCF
11/1/2000                                 Accr. Interest
12/1/2000                                 ($ 4,270,530)
2/1/2001                  0.990            $         0
5/1/2001                  0.976            $12,936,410
8/1/2001                  0.962            $12,748,371
11/1/2001                 0.948            $12,563,066
2/1/2002                  0.934            $12,380,454
5/1/2002                  0.920            $12,200,497
8/1/2002                  0.907            $12,023,155
11/1/2002                 0.894            $11,848,392
2/1/2003                  0.881            $11,676,168
5/1/2003                  0.868            $11,506,448
8/1/2003                  0.855            $11,339,195
11/1/2003                 0.843            $11,174,373
2/1/2004                  0.831            $11,011,947
5/1/2004                  0.819           $345,402,676



MORGAN STANLEY DEAN WITTER                                                    5

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R&B FALCON PIK PREFERRED
TENDER



TIMELINE FOR RETIREMENT OF PIK PREFERRED
================================================================================


ACTION             |               |                 |           |              |               |                 |
                  ISSUE        COMMENCE           SETTLE      ANNOUNCE        TENDER          TENDER           CLAWBACK
                  EQUITY        TENDER            EQUITY      CLAWBACK      EXPIRATION       SETTLEMENT        PREFERRED

TENTATIVE
DATE               |               |                 |           |              |               |                 |
                  OCT 20          OCT 23           OCT 26     NOV 10          NOV 17           NOV 22           DEC 11
                                                                            (BUSINESS                       (45 DAYS FROM
                                                                              DAY 20)                      EQUITY SETTLEMENT)



MORGAN STANLEY DEAN WITTER                                                    6